Exhibit 99.1

ADIC Grows 40 Percent in Fourth Quarter as Earnings Climb for Quarter, Year; Q4 Eps is Nine Cents as Margins Hit 31%; Annual Operating Income up $22.9 Million

    REDMOND, Wash.--(BUSINESS WIRE)--Dec. 11, 2003--ADVANCED DIGITAL INFORMATION CORPORATION (Nasdaq:ADIC) today announced sales for its fourth quarter and fiscal year ended October 31, 2003 reached all-time records of $118 million and $424 million, up approximately 40 percent and 26 percent from the previous fourth quarter and last fiscal year, respectively. Quarterly sales grew nine percent sequentially from the previous quarterly record of $108 million reported for the third quarter. It is the fourth consecutive quarter of record sales at ADIC.
    Net income was $5.8 million, or nine cents per fully diluted share, for the fourth quarter and $12.5 million, or 20 cents per fully diluted share for the fiscal year. The Company lost $1.2 million, or a loss of two cents per fully diluted share, during the previous fourth quarter while earning $1.6 million, or two cents per fully diluted share, for all of fiscal 2002.
    "We are delighted to report robust quarterly and annual growth in both revenue and earnings," said Chairman and Chief Executive Officer Peter van Oppen. "We invested in growth during fiscal 2002 and we began to realize the fruits of that investment in 2003 as virtually all categories of business improved. Acceptance of our hardware and software products by end user and OEM customers continues to validate our business strategy and we are optimistic that fiscal 2004 will bring continued revenue growth, improving gross margins and increasing levels of profitability."
    Gross profit as a percentage of sales, or gross margin, reached 31 percent for the quarter, up from 29.4 percent for the same period last year and 30.1 percent in the immediately preceding third quarter. Annual gross margin was up 390 basis points from 27.2 percent to 31.1 percent. As previously described, the Company believes gross margin as a percentage of sales generally correlates with the proportion of Intelligent Storage Solutions(TM) (ISS) sold in the period and will increase over time. ISS products include elements of ADIC software and connectivity technology and are sold through both branded and OEM sales channels. ISS sales were 35 percent for the fourth quarter and 37 percent for fiscal 2003 versus approximately 30 percent in fiscal 2002.
    ADIC branded revenues were 51 percent of sales for the quarter and 52 percent of sales for the year while OEM revenues were 49 percent and 48 percent for the same periods. Branded revenues were 58 percent of sales in the fourth quarter of 2002 and 55 percent of sales for fiscal year 2002. The lower percentage of branded sales in 2003 results from rapid growth of the OEM business as customers and products were added during the fiscal year. Annual growth rates of branded and OEM sales for the year were 18 percent and 35 percent. A higher percentage of OEM sales generally reduces overall gross margin as a percentage of sales because gross margins for OEM products are typically lower than for comparable branded products, reflecting lower required sales and product development costs.
    Operating expenses grew less than 13 percent over fourth quarter 2002 and approximately 18 percent for the full year. Approximately 95 percent of the nearly $19 million in annual growth of operating expenses occurred in sales, marketing and R&D expenses, consistent with the Company's focus on developing differentiated technologies and broad sales and marketing capabilities.
    Operating profit moved from a loss of $3.6 million in the fourth quarter of 2002 to a profit of $4.5 million in the just completed fourth quarter, an improvement of $8.1 million. For the year, operating profit improved by $22.9 million to $9.5 million versus a loss of $13.4 million in fiscal 2002. Other income is principally the sum of foreign currency effects, interest income and investment gains. Lower investment gains and interest income account for most of the drop in other income from fiscal 2002 to 2003. Taxes for the quarter showed a benefit of $157,000 bringing fiscal year income tax expense to just over $3 million, or an average rate of approximately 19.5 percent. This relatively low tax rate is probably not sustainable as profitability increases and reflects various R&D tax credits as well as other elements of the Company's tax planning. It is reasonable to anticipate that the Company's long-term tax rate will be closer to statutory rates.
    Cash and marketable securities, net of debt, totaled over $200 million as of October 31. Subsequent to the end of the period, the Company received $15.2 million in net cash through the sale of inventory and fixed assets, the majority of which were leasehold improvements, related to an outsourcing agreement announced during the period.

    About ADIC

    Advanced Digital Information Corporation (Nasdaq:ADIC) is a leading provider of Intelligent Storage Solutions(TM) to the open systems marketplace. ADIC is the world's largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.(1) The Company's storage management software and storage networking appliances provide IT managers innovative tools for storing, managing and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers and OEMs, including Cray, Dell, Fujitsu-Siemens, HP, IBM and Sun. Further information about ADIC is available at www.adic.com.

    Conference Call

    There will be a conference call to discuss fourth quarter and fiscal 2003 results as well as estimates for the first quarter of fiscal 2004 at 1:30 p.m. PT (4:30 p.m. ET) on December 11, 2003. The call can be accessed live on our website at www.adic.com/ir.

    (1) IDC 2001 worldwide revenue and unit market share data for all automated systems using DLT, SDLT, LTO, 8mm or AIT drives; Gartner Dataquest, 2002 Market Shares and Forecasts for Tape Automation
Systems, F. Yale, August 2002; and, Gartner Dataquest, Tape Automation Systems Market Shares, 2002, F. Yale, April 2003.

    This release contains forward-looking statements relating to the Company's future products and services and future operating results that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The words "expect", "anticipate", and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include general economic trends, purchase deferrals by customers, technical competition or obsolescence, supply constraints, changes in market pricing and production problems. Reference is made to the Company's Annual Report on Form 10-K for the year ended October 31, 2002 for a more detailed description of factors that could affect the Company's actual results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
    ADIC and Scalar are registered trademarks and Intelligent Storage and Intelligent Storage Solutions are trademarks of Advanced Digital Information Corporation. All other product or company names should be considered the property of their owners.



               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except for per share amounts)


                                    Three months          Fiscal year
                                ended October 31,    ended October 31,
                                    2003    2002       2003      2002
                                --------- -------  --------- ---------
Net sales                      $ 118,001 $84,190  $ 423,998 $ 337,599

Cost of sales                     81,470  59,426    292,121   245,832
                                --------- -------  --------- ---------

Gross profit                      36,531  24,764    131,877    91,767

Sales and marketing               15,765  12,216     57,777    48,307

General and administrative         5,920   6,219     24,015    23,172

Research and development          10,352   9,964     40,609    32,230

Acquisition expenses                  --      --         --     1,475
                                --------- -------  --------- ---------

Operating profit (loss)            4,494  (3,635)     9,476   (13,417)

Other income, net                  1,100     157      6,035    11,864
                                --------- -------  --------- ---------

Income (loss) before provision
 (benefit) for income taxes        5,594  (3,478)    15,511    (1,553)

Provision (benefit) for income
 taxes                              (157) (2,264)     3,020    (3,113)
                                --------- -------  --------- ---------

Net income (loss)              $   5,751 $(1,214) $  12,491 $   1,560
                                ========= =======  ========= =========

Basic net income (loss) per
 share                         $    0.09 $ (0.02) $    0.20 $    0.03
                                ========= =======  ========= =========

Diluted net income (loss) per
 share                         $    0.09 $ (0.02) $    0.20 $    0.02
                                ========= =======  ========= =========

Shares used in computing basic
 net income (loss) per share      63,395  62,204     62,569    62,304
                                ========= =======  ========= =========

Shares used in computing
 diluted net income (loss)
  per share                       64,803  62,204     63,564    63,500
                                ========= =======  ========= =========


               ADVANCED DIGITAL INFORMATION CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                     October 31,         October 31,
                                         2003                2002
                                    --------------      --------------

                                                  ASSETS

Current assets:
 Cash and cash equivalents          $     180,401      $      150,741
 Accounts receivable, net                 100,391              71,383
 Inventories, net                          35,736              32,296
 Marketable securities                     20,788              24,878
 Assets held for sale                      12,384                  --
 Other current assets                      21,514              21,800
                                    --------------      --------------
     Total current assets                 371,214             301,098

Property, plant and equipment, net         45,505              48,722
Service parts for maintenance, net         28,427              22,936
Marketable securities                          --               7,221
Investments                                 3,728              10,928
Other non-current assets                    4,298               8,232
                                     -------------      --------------
                                    $     453,172      $      399,137
                                     =============      ==============

                                      LIABILITIES AND SHAREHOLDERS'
                                                  EQUITY

Current liabilities                 $      94,852      $       69,419
Deferred income taxes                       2,507                  --
Long-term debt                                967                 984
Shareholders' equity                      354,846             328,734
                                     -------------      --------------
                                    $     453,172      $      399,137
                                     =============      ==============


               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                                                    Fiscal year ended
                                                       October 31,
                                                    ------------------
                                                        2003     2002
                                                    ------------------

Cash flows from operating activities:
  Net income                                         $12,491   $1,560
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                      21,014   16,815
   Allowance for doubtful accounts receivable             14    1,258
   Inventory obsolescence                              4,334    4,173
   Gain on securities transactions                    (2,722)  (7,482)
   Acquired in-process research and development           --    1,200
   Deferred income taxes                               5,323    4,279
   Tax benefit from exercise of stock options          3,844    2,607
   Other                                                 131       17
  Change in assets and liabilities:
   Accounts receivable                               (29,041)   9,807
   Inventories                                       (15,467)   6,585
   Prepaid expenses and other assets                     (51)    (436)
   Service parts for maintenance                      (9,865) (10,210)
   Accounts payable                                    9,282      683
   Accrued liabilities                                 7,228   (1,369)
   Income taxes receivable                               848    3,306
   Deferred revenue                                    8,656    7,234
                                                    ------------------
Net cash provided by operating activities             16,019   40,027
                                                    ------------------
Cash flows from investing activities:
  Purchase of property, plant and equipment          (14,296) (26,932)
  Purchase of marketable securities                  (16,478) (52,812)
  Proceeds from securities transactions               38,630   41,875
  Purchase of other investments                         (500)  (3,259)
                                                    ------------------
Net cash provided by (used in) investing activities    7,356  (41,128)
                                                    ------------------
Cash flows from financing activities:
  Repayment of bank lines of credit and long-term
   debt                                               (3,373)  (2,227)
  Proceeds from short-term borrowings                    781       --
  Repurchase of common stock                            (697)  (7,863)
  Proceeds from issuance of common stock for stock
   options and Stock Purchase Plan                     8,356    6,544
                                                    ------------------
Net cash provided by (used in) financing activities    5,067   (3,546)
                                                    ------------------
Effect of exchange rate changes on cash                1,218      114
                                                    ------------------
Net increase (decrease) in cash and cash equivalents  29,660   (4,533)
Cash and cash equivalents at beginning of period     150,741  155,274
                                                    ------------------
Cash and cash equivalents at end of period          $180,401 $150,741
                                                    ==================

    CONTACT: ADIC
             Jon Gacek, 425-881-8004
             or
             Investor Relations:
             Stacie Timmermans, 425-881-8004